SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street, 10th Floor
Stamford, Connecticut 06901
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Issuance of Senior Notes due 2021 and 2023

On March 14, 2013 (the “Closing Date”), CCO Holdings, LLC (“CCO Holdings”) and CCO Holdings Capital Corp. (together with CCO Holdings, the “Issuers”), indirect subsidiaries of Charter Communications, Inc. (the “Company”), completed the private sale of $1 billion aggregate principal amount of senior unsecured notes in two tranches comprised of: (i) $500 million aggregate principal amount of 5.25% Senior Notes due 2021 (the “2021 Notes”) and (ii) $500 million aggregate principal amount of 5.75% Senior Notes due 2023 (the “2023 Notes” and, together with the 2021 Notes, the “Notes”). The Notes were issued at par. The Notes were sold to qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in reliance on Regulation S. The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Issuers' payment obligations under the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.

The Notes resulted in net proceeds of approximately $987 million, after deducting underwriting discounts, commissions and other expenses. The net proceeds of this issuance are intended to be used for general corporate purposes, including the repayment of existing bank debt under the Amended and Restated Credit Agreement dated as of March 31, 2010, between Charter Communications Operating, LLC and various lenders thereunder.

In connection therewith, the Issuers entered into the following agreements:

Indenture

On the Closing Date, the Issuers (and the Company as Parent Guarantor party thereto) entered into, (i) in the case of the 2021 Notes, the sixth supplemental indenture (the “Sixth Supplemental Indenture”), and (ii) in the case of the 2023 Notes, the seventh supplemental indenture (the “Seventh Supplemental Indenture” and, together with the Sixth Supplemental Indenture, the “Supplemental Indentures”), to the indenture, dated as of May 10, 2011 (the “Base Indenture” and, together with the Supplemental Indentures, the “Indenture”), in each case dated as of March 14, 2013, with The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), providing for the issuance and the terms of the Notes. The Supplemental Indentures provide, among other things, that the Notes are general unsecured obligations of the Issuers.

Interest is payable on the 2021 Notes on each March 15 and September 15, commencing September 15, 2013. The Issuers may redeem some or all of the 2021 Notes at any time prior to March 15, 2016 at a price equal to 100% of the principal amount of the 2021 Notes redeemed plus an applicable make-whole premium. On or after March 15, 2016, the Issuers may redeem some or all of the 2021 Notes at redemption prices set forth in the Sixth Supplemental Indenture. In addition, at any time prior to March 15, 2016, the Issuers may redeem up to 35% of the aggregate principal amount of the 2021 Notes at a redemption price equal to 105.250% of the principal amount thereof, with the net cash proceeds of one or more Equity Offerings (as defined in the Sixth Supplemental Indenture), provided that certain conditions are met. In connection with any such redemption, the Issuers shall also pay accrued and unpaid interest on the 2021 Notes being redeemed, if any, to the redemption date.

Interest is payable on the 2023 Notes on each March 1 and September 1, commencing September 1, 2013. The Issuers may redeem some or all of the 2023 Notes at any time prior to March 1, 2018 at a price equal to 100% of the principal amount of the 2023 Notes redeemed plus an applicable make-whole premium. On or after March 1, 2018, the Issuers may redeem some or all of the 2023 Notes at redemption prices set forth in the Seventh Supplemental Indenture. In addition, at any time prior to March 1, 2016, the Issuers may redeem up to 35% of the aggregate principal amount of the 2023 Notes at a redemption price equal to 105.750% of the principal amount thereof, with the net cash proceeds of one or more Equity Offerings (as defined in the Seventh Supplemental Indenture), provided that certain conditions are met. In connection with any such redemption, the Issuers shall also pay accrued and unpaid interest on the 2023 Notes being redeemed, if any, to the redemption date.

The Issuers' payment obligations under the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.

The terms of the Indenture, among other things, limit the ability of the Issuers to incur additional debt and issue preferred stock; pay dividends or make other restricted payments; make certain investments; create liens; allow restrictions on the ability of certain of its subsidiaries to pay dividends or make other payments to it; sell assets; merge or consolidate with other entities; and enter into transactions with affiliates.

Subject to certain limitations, in the event of a Change of Control (as defined in the Indenture), the Issuers will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indenture; failure to pay certain other indebtedness; failure to pay certain final judgments; failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding series of Notes may declare all the Notes of such series to be due and payable immediately.

The foregoing summary description of the Supplemental Indentures is not complete and is qualified in its entirety by reference to each of the Sixth Supplemental Indenture and the Seventh Supplemental Indenture, which is attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

In connection with the sale of the Notes, the Issuers and the Company, as guarantor party thereto, entered into an Exchange and Registration Rights Agreement, dated as of March 14, 2013 (the “Registration Rights Agreement”), with Deutsche Bank Securities Inc., for itself and on behalf of the other Purchasers (as defined in the Registration Rights Agreement) with respect to the Notes. Under the Registration Rights Agreement, the Issuers and the Company, as guarantor, have agreed, with respect to each series of Notes, to file a registration statement with respect to an offer to exchange such series of Notes for a new issue of substantially identical notes registered under the Securities Act of 1933, as amended, to cause the exchange offer registration statement to be declared effective and to consummate the exchange offer no later than 365 days after the Closing Date. The Issuers and the Company, as guarantor, may be required to provide a shelf registration statement to cover resales of one or both series of Notes under certain circumstances. If the foregoing obligations are not satisfied with respect to any series of Notes, the Issuers may be required to pay holders of the Notes of such series additional interest at a rate of 0.25% per annum of the principal amount thereof for 90 days immediately following the occurrence of any registration default. Thereafter, the amount of additional interest will increase by an additional 0.25% per annum of the principal amount thereof to 0.50% per annum of the principal amount thereof until all registration defaults have been cured.

The foregoing summary description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information under “Indenture” in Item 1.01 above is incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

A press release announcing the sale of the Notes dated March 14, 2013 is attached hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1
Sixth Supplemental Indenture relating to the 5.25% senior notes due 2021, dated as of March 14, 2013, by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.*

10.2
Seventh Supplemental Indenture relating to the 5.75% senior notes due 2023, dated as of March 14, 2013, by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.*

10.3
Registration Rights Agreement relating to the 5.25% senior notes due 2021 and the 5.75% senior notes due 2023, dated as of March 14, 2013, by and among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc. and Deutsche Bank Securities Inc., for itself and the other purchasers named therein.*

99.1	Press release announcing the sale of the Notes dated March 14, 2013.*

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* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President - Finance, Controller and
Date: March 15, 2013		Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Sixth Supplemental Indenture relating to the 5.25% senior notes due 2021, dated as of March 14, 2013, by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.*

10.2
Seventh Supplemental Indenture relating to the 5.75% senior notes due 2023, dated as of March 14, 2013, by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.*

10.3
Registration Rights Agreement relating to the 5.25% senior notes due 2021 and the 5.75% senior notes due 2023, dated as of March 14, 2013, by and among CCO Holdings, LLC, CCO Holdings Capital Corp., Charter Communications, Inc. and Deutsche Bank Securities Inc., for itself and the other purchasers named therein.*

99.1	Press release announcing the sale of the Notes dated March 14, 2013.*

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* filed herewith